Exhibit 10.54

DEED OF TRUST

STATE OF TEXAS

COUNTY OF COLLIN

Terms

Date:  Effective as of October 9th, 2002

Grantor:  Dallas S&W, L.P.,

a Texas limited partnership

Grantor’s Mailing Address:

1114 First Avenue

New York, New York  10021

Attn:  Jim Dunn

Telephone No.:  (212) 838-2061

Facsimile No.:  (212) 758-6027

Trustee:

Bryan Perkins

Trustee’s Mailing Address:

8080 N. Central Expressway

Suite 1300

Dallas, Texas  75206

Lender:  Toll Road Texas Land Company, L.P.

Lender’s Mailing Address:

Toll Road Texas Land Company, L.P.

 c/o Calvin C. Chandler, Manager of

Tollway Land Company, L.L.C., the general partner of Lender

10013 – 59th Street

Lakewood, Washington 98499

Telephone No.:  (253) 588-1788

Facsimile No.:    (253) 584-8563

Note:

Date:  October 9, 2002

Original principal amount:  $1,650,000

Maker:  Dallas S&W, L.P.

Lender:  Toll Road Texas Land Company, L.P.

Maturity date:  October 9, 2005

Property (including any improvements):

See Exhibit “A” attached hereto

Prior Lien: None

Other Exceptions to Conveyance and Warranty:  Exceptions set forth on Exhibit “B” attached hereto.

For value received and to secure payment of the Note, Grantor conveys the Property to Trustee in trust. Grantor warrants and agrees to defend the title to the Property, subject to the Other Exceptions to Conveyance and Warranty. On payment of the Note and all other amounts secured by this deed of trust, this deed of trust will have no further effect, and Lender will release it at Grantor’s expense.

Clauses and Covenants

A.                                    Grantor’s Obligations

Grantor agrees to:

1.                                       keep the Property in good repair and condition;

2.                                       pay all taxes and assessments on the Property before delinquency;

3.                                       defend title to the Property subject to the Other Exceptions to Conveyance and Warranty and preserve the lien’s priority as it is established in this deed of trust;

4.                                       maintain, in a form acceptable to Lender, an insurance policy that:

a.                                       covers all improvements for their full insurable value as determined when the policy is issued and renewed, unless Lender approves a smaller amount in writing;

b.                                      contains an 80 percent coinsurance clause;

c.                                       provides fire and extended coverage, including windstorm coverage;

d.                                      protects Lender with a standard mortgage clause;

e.                                       provides flood insurance at any time the Property is in a flood hazard area; and

f.                                         contains such other coverage as Lender may reasonably require;

5.                                       comply at all times with the requirements of the 80 percent coinsurance clause;

6.                                       deliver the insurance policy to Lender within ten days of the date of this deed of trust and deliver renewals to Lender at least fifteen days before expiration;

7.                                       obey all laws, ordinances, and restrictive covenants applicable to the Property;

8.                                       keep any buildings occupied as required by the insurance policy; and

9.                                       if the lien of this deed of trust is not a first lien, pay or cause to be paid all prior lien notes and abide by or cause to be abided by all prior lien instruments.

10.                                 furnish on Lender’s request evidence satisfactory to Lender that all taxes and assessments on the Property have been paid when due.

B.                                    Lender’s Rights

1.                                       Lender may appoint in writing a substitute trustee, succeeding to all rights and responsibilities of Trustee.

2.                                       If the proceeds of the Note are used to pay any debt secured by prior liens, Lender is subrogated to all the rights and liens of the holders of any debt so paid.

3.                                       In the event of any insured damage to or destruction of the Property or any part thereof (herein called an “Insured Casualty”), if (A) less than 56% of the improvements are destroyed or damaged, and (B) in the reasonable judgment of Lender, the Property can be restored within twelve (12) months after insurance proceeds are made available to an economic unit not less valuable and not less useful than the same was prior to the Insured Casualty, and after such restoration will adequately secure the outstanding balance of the Note, and (C) no event of default shall have occurred and be then continuing, then the proceeds of insurance shall be applied to reimburse Grantor for the cost of restoring, repairing, replacing or rebuilding the Property or part thereof subject to the Insured Casualty, and Grantor hereby covenants and agrees forthwith to commence and diligently to prosecute such restoring, repairing, replacing or rebuilding; provided, however, in any event Grantor shall pay all costs of such restoring, repairing, replacing or rebuilding in excess of the net proceeds of insurance made available pursuant to the terms hereof.  If the insurance proceeds are not so applied to restoring repairing, replacing or rebuilding the Property, they shall be applied against the Note.

4.                                       Notwithstanding note terms to the contrary, and unless applicable law prohibits, all payments received by Lender from Grantor under the Note or this deed of trust may, at Lender’s discretion, be applied first to amounts payable under this deed of trust and then to amounts due and payable to Lender under the Note, to be applied to late charges, principal, or interest in the order Lender in its discretion determines.

5.                                       If Grantor fails to perform any of Grantor’s obligations, Lender may perform those obligations and be reimbursed by Grantor on demand for any amounts so paid, including attorney’s fees, plus interest on those amounts from the dates of payment at the rate stated in the Note for matured, unpaid amounts. The amount to be reimbursed will be secured by this deed of trust.

6.                                       Grantor shall be in default upon either of the following:

a.                                       Failure to pay any installment of interest or principal due and owing under the Note, when due, and failure of Grantor to cure said default within 10 (ten) days of notice of such default from Lender to Grantor;

b.                                      Failure by Grantor to pay any monetary amount required by this Deed of Trust, and the continuation of such failure for a period of twenty (20) days after Lender has provided Grantor with written notice thereof; or

c.                                       Failure by Grantor to perform any term, condition, or covenant contained in this Deed of Trust (other than failure to pay any monetary amount required by this Deed of Trust), and the continuation of such failure for a period of thirty (30) days after Lender has provided Grantor with written notice thereof or, if such failure on the part of is not susceptible of being cured within said thirty (30) day period, the failure of Grantor to commence curing such failure within said thirty (30) day period or, having commenced to cure the failure within said thirty (30) day period, the failure of Grantor to prosecute or complete the curing of said failure with due diligence and dispatch.

If there is a default Lender may:

a.                                       declare the unpaid principal balance and earned interest on the Note immediately due;

b.                                      direct Trustee to foreclose this lien, in which case Lender or Lender’s agent will cause notice of the foreclosure sale to be given as provided by the Texas Property Code as then in effect; and

c.                                       purchase the Property at any foreclosure sale by offering the highest bid and then have the bid credited on the Note.

7.                                       Lender may remedy any default without waiving it and may waive any default without waiving any prior or subsequent default.

8.                                       Lender may declare the debt secured by this deed of trust immediately payable and invoke any remedies provided in this deed of trust for default if Grantor transfers any of the Property to a person who is not a “permitted transferee” without Lender’s consent.  “Permitted transferee” means any other person controlling, controlled by, or under common control with Grantor.

C.                                    Trustee’s Rights and Duties

If directed by Lender to foreclose this lien, Trustee will:

1.                                       either personally or by agent give notice of the foreclosure sale as required by the Texas Property Code as then in effect;

2.                                       sell and convey all or part of the Property “AS IS” to the highest bidder for cash with a general warranty binding Grantor, subject to the Prior Lien and to the Other Exceptions to Conveyance and

Warranty and without representation or warranty, express or implied, by Trustee;

3.                                       from the proceeds of the sale, pay, in this order:

a.                                       expenses of foreclosure, including a reasonable commission to Trustee;

b.                                      to Lender, the full amount of principal, interest, attorney’s fees, and other charges due and unpaid;

c.                                       any amounts required by law to be paid before payment to Grantor; and

d.                                      to Grantor, any balance; and

4.                                       be indemnified by Lender against all costs, expenses, and liabilities incurred by Trustee for acting in the execution or enforcement of the trust created by this deed of trust, which includes all court and other costs, including attorney’s fees, incurred by Trustee in defense of any action or proceeding taken against Trustee in that capacity.

D.                                    General Provisions

1.                                       If any of the Property is sold under this deed of trust, Grantor must immediately surrender possession to the purchaser. If Grantor fails to do so, Grantor will become a tenant at sufferance of the purchaser, subject to an action for forcible detainer.

2.                                       Recitals in any trustee’s deed conveying the Property will be presumed to be true.

3.                                       Proceeding under this deed of trust, filing suit for foreclosure, or pursuing any other remedy will not constitute an election of remedies.

4.                                       This lien will remain superior to liens later created even if the time of payment of all or part of the Note is extended or part of the Property is released.

5.                                       If any portion of the Note cannot be lawfully secured by this deed of trust, payments will be applied first to discharge that portion.

6.                                       Grantor assigns to Lender all amounts payable to or received by Grantor from condemnation of all or part of the Property, from private sale in lieu of condemnation, and from damages caused by public works or construction on or near the Property. After deducting any expenses incurred, including attorney’s fees and court and other costs, Lender will either release any remaining amounts to Grantor or apply such amounts to reduce the Note. Lender will not be liable for failure to collect or to exercise diligence in collecting any such amounts. Grantor will immediately give Lender notice of any actual or threatened proceedings for condemnation of all or part of the Property.

7.                                       Grantor assigns to Lender absolutely, not only as collateral, all present and future rent and other income and receipts from the Property. Grantor warrants the validity and enforceability of the assignment. Grantor may as Lender’s licensee collect rent and other income and receipts as long as Grantor is not in default under the Note or this deed of trust. Grantor will apply all rent and other income and receipts to payment of the Note and performance of this deed of trust, but if the rent and other income and receipts exceed the amount due under the Note and deed of trust, Grantor may retain the excess. If Grantor defaults in payment of the Note or performance of this deed of trust, Lender may terminate Grantor’s license to collect rent and other income and then as Grantor’s agent may rent the Property and collect all rent and other income and receipts. Lender neither has nor assumes any obligations as lessor or landlord with respect to any occupant of the Property. Lender may exercise Lender’s rights and remedies under this paragraph without taking possession of the Property. Lender will apply all rent and other income and receipts collected under this paragraph first to expenses incurred in exercising Lender’s rights and remedies and then to Grantor’s obligations under the Note and this deed of trust in the order determined by Lender. Lender is not required to act under this paragraph, and acting under this paragraph does not waive any of Lender’s other rights or remedies. If Grantor becomes a voluntary or involuntary debtor in bankruptcy, Lender’s filing a proof of claim in bankruptcy will be deemed equivalent to the appointment of a receiver under Texas law.

8.                                       Interest on the debt secured by this deed of trust will not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law. Any interest in excess of that maximum amount will be credited on the principal of the debt or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess will be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded. This provision overrides any conflicting provisions in this and all other instruments concerning the debt.

9.                                       The debt evidenced by the Note is in payment of the purchase price of the Property; the debt is secured both by this deed of trust and by a vendor’s lien on the Property, which is expressly retained in a deed to Grantor of even date given by Lender to Grantor. This deed of trust does not waive the vendor’s lien, and the two liens and the rights created by this deed of trust are cumulative. Lender may elect to foreclose under either of the liens without waiving the other or may foreclose under both.

10.                                 In no event may this deed of trust secure payment of any debt that may not lawfully be secured by a lien on real estate or create a lien otherwise prohibited by law.

11.                                 When the context requires, singular nouns and pronouns include the plural.

12.                                 The term Note includes all extensions and renewals of the Note and all amounts secured by this deed of trust.

13.                                 This deed of trust binds, benefits, and may be enforced by the successors in interest of all parties.

14.                                 If Grantor and Maker are not the same person, the term Maker includes Grantor.

15.                                 Grantor and each surety, endorser, and guarantor of the Note waive all demand for payment, presentation for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, protest, and notice of protest, to the extent permitted by law.

16.                                 Grantor agrees to pay reasonable attorney’s fees, trustee’s fees, and court and other costs of enforcing Lender’s rights under this deed of trust if this deed of trust is placed in the hands of an attorney for enforcement.

17.                                 If any provision of this deed of trust is determined to be invalid or unenforceable, the validity or enforceability of any other provision will not be affected.

18.                                 Grantor represents that this deed of trust and the Note are given for the following purposes:  to finance Grantor’s purchase of the Property from Lender.

DALLAS S&W, L.P., a Texas limited partnership

By: S&W of Dallas LLC, a Delaware limited liability company, its General Partner

By:	/s/ James M. Dunn
Name:	James M. Dunn
Its:	President

ACKNOWLEDGEMENT

STATE OF NEW YORK	§
§
COUNTY OF	§

Before me Paul Vigliarolo, notary public, on this day personally appeared James M. Dunn, the President of S&W of Dallas LLC, a Delaware limited liability company, in its capacity as the general partner of Dallas S&W, L.P., a Texas limited partnership, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed on behalf of said company and limited partnership.

Given under my hand and the seal of office this 4th day of October 2002.

/s/ Paul Vigliarolo

Notary Public, State of New York

AFTER RECORDING RETURN TO:

Mr. Timothy Bunch

Toll Road Texas Land Company, L.P.

10013 – 59th Street

Lakewood, Washington 98499

EXHIBIT A

Legal Description

Lot 8, Block C/8763, of Greenway Addition, an addition to the City of Dallas, Texas, according to the Map thereof recorded in Volume J, Page 599, of the Map Records of Collin County, Texas, more particularly described on Exhibit A-1 attached hereto.

EXHIBIT A-1

Metes and Bounds Legal Description

BEING that certain lot, tract or parcel of land situated in the McGimp-Bays  Survey, Abstract No. 65, Collin County, Texas and being all Lot 8, Block C/8763 of the GREENWAY ADDITION, an addition to the City of Dallas, according to the plat thereof recorded in Cabinet “J”, Page 599 of the Map Records of Collin County, Texas and being more particularly described as follows:

BEGINNING at a 1/2 inch iron rod found at a corner clip at the intersection of the northerly right-of-way of Old Bent Tree Lane (a 56 foot right-of-way) and the easterly right-of-way of Dallas Parkway (a variable width right-of-way);

THENCE along the easterly right-of-way of said Dallas Parkway, North 45 deg. 11 min. 20 sec. West, a distance of 22.72 feet to a 1/2 inch iron rod found for corner at the southwest corner of Lot 7 of said GREENWAY ADDITION and a common corner of said Lot 8;

THENCE departing the easterly right-of-way of said Dallas Parkway, North 88 deg. 49 min. 38 sec. East, a distance of 48.51 feet to a 1/2 inch iron rod found for corner at the southeast corner of said Lot 7 and a common corner said Lot 8;

THENCE North 01 deg. 17 min. 24 sec. East, a distance of 20.02 feet to a 1/2 inch iron rod found for corner at the northeast corner of said Lot 7 and a common corner of said Lot 8;

THENCE South 88 deg. 49 min. 38 sec. West, a distance of 50.65 feet to a 1/2 inch iron rod found for corner at the northwest corner of said Lot 7 and a common corner of said Lot 8, same being in the easterly right-of-way of aforesaid Dallas Parkway, and being at the beginning of a non-tangent curve to the right;

THENCE along the easterly right-of-way of said Dallas Parkway, 249.28 feet along the arc of said non-tangent curve to the right, said curve having a radius of 4,768.42 feet, a delta angle of 02 deg. 59 min. 43 sec., and a chord which bears North 02 deg. 01 min. 45 sec. East, a distance of 249.25 feet to a 1/2” iron rod found for corner at the northwest corner of said Lot 8, and being at the southwest corner of Lot 9 of said GREENWAY ADDITION;

THENCE departing the easterly right-of-way said Dallas Parkway, North 89 deg. 21 min. 12 sec. East, at a distance of 359.61 feet passing the west line of a  28 foot Access & Utility Easement of record in Volume 1705, Page 919, Volume 1657, Page 148 and Volume 1716, Page 326 of the Deed Records of Collin County,  Texas (D.R.C.C.T.) and continuing on a total distance of 387.61 feet to a survey marker nail set for corner in the easterly line of said Access & Utility Easement, same being at the southeast corner of said Lot 9 and the northeast  corner of said Lot 8, and being in the centerline of a private 56 foot drive (Parkway Lane) ;

THENCE along the centerline of said Parkway Lane and the easterly line of a said 28 foot Access &

Utility Easement, South 00 deg. 22 min. 07 sec. East, a distance 285.55 feet to a P.K. nail found for corner at the southeast corner of said Lot 8, same being at the intersection of said centerline, with the northerly right-of-way of aforesaid Old Bent Tree Lane;

THENCE along the northerly right-of-way line of said Old Bent Tree Lane, South  89 deg. 24 min. 43 sec. West, a distance of 380.46 feet to the POINT OF  BEGINNING and CONTAINING 111,388 SQUARE FEET or 2.5571 ACRES OF LAND, more or less.

EXHIBIT “B”

Permitted Exceptions

1.               Restrictive covenants recorded in Volume 1493, Page 536, Land Records of Collin County, Texas.

2.               Easement to the City of Dallas, dated 09/29/1982, filed 05/20/1983, recorded in Volume 1657, Page 148, Land Records of Collin County, Texas.  And as shown on plat recorded in Volume J, Page 599, Map Records, Collin County, Texas.

3.               Easement to the City of Dallas, dated 09/29/1982, filed 08/18/1983, recorded in Volume 1716, Page 326, Land Records of Collin County, Texas.  And as shown on plat recorded in Volume J, Page 599, Map Records, Collin County, Texas.

4.               15’ sanitary sewer easement as shown on the plat recorded in Volume J, Page 599, Map Records of Collin County, Texas.

5.               Easement to Oncor Electric Delivery Company, dated 03/21/2002, filed 05/17/2002, recorded in Volume 5171, Page 3450, Land Records of Collin County, Texas.

6.               Undivided 1/2 interest in oil, gas and other minerals, without the right of surface entry, described in instrument filed 01/16/1980, recorded in Volume 1225, Page 612, Land Records of Collin County, Texas.

7.               Easement Agreement dated 08/02/1983 among Jerry Stone, Jr., Aron B. Vatz and Parkway Lane Condominium Homeowners Association, Inc. filed 08/04/1983, recorded in Volume 1705, Page 919, Land Records, Collin County, Texas and as shown on plat recorded in Volume J, Page 599, Land Records, Collin County, Texas.

8.               Easement Agreement, dated 10/01/1996, between Greenway-Tollway, L.P. and John Q. Hammons, Trustee, filed 10/03/1996, under cc# 96-0086066, Land Records, Collin County, Texas.

9.               Platting Agreement, dated 10/01/1996, between Greenway-Tollway, L.P. and John Q. Hammons, Trustee, filed 10/03/1996, under cc# 96-0086065, Land Records, Collin County, Texas.

10.         Standby fees, taxes and assessments by any taxing authority for the year 2002, and subsequent years.